As filed with the Securities and Exchange Commission on August 23, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RLJ LODGING TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-4706509
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3 Bethesda Metro Center
Suite 1000
Bethesda, MD 20814
(301) 280-7777

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Thomas J. Baltimore, Jr.
President and Chief Executive Officer
RLJ Lodging Trust
3 Bethesda Metro Center
Suite 1000
Bethesda, MD 20814
(301) 280-7777

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

David W. Bonser

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, D.C. 20004-1109

(202) 637-5600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Shares of beneficial interest, par value $0.01 per share	3,055,239	$17.76	$54,261,045	$6,218

(1)         Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of common shares that may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)         Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices for the common shares as reported by the New York Stock Exchange on August 20, 2012.

(3)         Pursuant to Rule 457(p) of the Securities Act of 1933, as amended, the fee of $6,123.78 previously paid in connection with the registration statement on Form S-3 (file no. 333-183484) filed by the registrant, RLJ Lodging Trust, with the Securities and Exchange Commission on August 22, 2012 is offset against the currently due filing fee.

PROSPECTUS

3,055,239 Common Shares

This prospectus relates to the offer and sale from time to time of up to 3,055,239 common shares of beneficial interest, or common shares, of RLJ Lodging Trust by the selling shareholders identified in this prospectus or in supplements to this prospectus, including up to 894,000 common shares that we may issue to certain holders of units of limited partnership interest, or OP units, in RLJ Lodging Trust, L.P., and to any of their pledgees, donees, transferees or other successors in interest upon tender of OP units for redemption. See “Selling Shareholders.” This prospectus does not necessarily mean that the selling shareholders will offer or sell those shares. We cannot predict when or in what amounts the selling shareholders may sell any of the shares offered by this prospectus, whether or when any holders of OP units will elect to redeem their OP units or whether we will elect to satisfy any redemption of OP units with cash or our common shares. The prices at which the selling shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.  We are not offering for sale any common shares in the registration statement of which this prospectus is a part. We will not receive any of the proceeds from sales of our common shares by the selling shareholders, but will incur expenses.

Our common shares are listed on the New York Stock Exchange, or the NYSE, under the trading symbol “RLJ.” On August 21, 2012, the last reported sale price of our common shares on the NYSE was $18.02 per share. Our principal executive offices are located at 3 Bethesda Metro Center, Suite 1000, Maryland 20814, and our telephone number is (301) 280-7777.

You should carefully read this entire prospectus, the documents that are incorporated by reference in this prospectus and any prospectus supplement before you invest in any of these securities.

Investing in our common shares involves risks. You should carefully consider the risks described under “Risk Factors” on page 3 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and any prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 23, 2012.

You should rely only on the information contained in this prospectus and any applicable prospectus supplement. To the extent there are any inconsistencies between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should rely only on the information provided or information to which we have referred you, including any information incorporated by reference in this prospectus or any applicable prospectus supplement. We have not, and the selling shareholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling shareholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information appearing in this prospectus, any free writing prospectus and any applicable prospectus supplement prepared by us or the other documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates that are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, which we have referred you to in “Where to Find Additional Information and Incorporation by Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context requires otherwise, references in this prospectus to “we,” “our,” “us” and “our company” refer to RLJ Lodging Trust, a Maryland real estate investment trust, together with its consolidated subsidiaries, including RLJ Lodging Trust, L.P., a Delaware limited partnership, which we refer to as “our operating partnership.”

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FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and the documents incorporated by reference herein that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, cash flows, EBITDA, FFO, results of operations, and plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

•                  the state of the U.S. economy generally or in specific geographic regions in which we operate, and the effect of general economic conditions on the lodging industry in particular;

•                  market trends in our industry, interest rates, real estate values and the capital markets;

•                  our investment and growth strategies and, particularly, our ability to identify and complete hotel acquisitions;

•                  the results of our rebranding initiatives with respect to five of our hotels;

•                  our projected operating results and cash available for distribution;

•                  actions and initiatives of the U.S. government and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies;

•                  our ability to manage our relationships with our management companies, as well as franchisors;

•                  the expected opening date of our hotel under renovation;

•                  our ability to obtain and maintain financing arrangements on attractive terms;

•                  changes in the value of our hotels;

•                  impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

•                  our ability, and the ability of each of our subsidiary real estate investment trusts, or REITs, to continue to satisfy complex rules under the Internal Revenue Code of 1986, as amended, or the Code, in order to maintain REIT status for federal income tax purposes, the ability of our operating partnership to satisfy the rules in order to maintain its status as a partnership for federal income tax purposes, the ability of certain of our subsidiaries to maintain their status as taxable REIT subsidiaries, or TRSs, for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

•                  changes in personnel and availability of qualified personnel;

•                  general volatility and liquidity of the market price of our common shares; and

•                  degree and nature of our competition.

For a detailed discussion of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012 and in other documents that we may file from time to time in the future with the SEC. Moreover, because we operate in a very competitive and rapidly changing environment, new risk factors are likely to emerge from time to time. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

OUR COMPANY

We are a self-advised and self-administered Maryland REIT that invests primarily in premium-branded, focused-service and compact full-service hotels. We are one of the largest U.S. publicly-traded lodging REITs in terms of both number of hotels and number of rooms. Our hotels are concentrated in urban and dense suburban markets that we believe exhibit multiple demand generators and high barriers to entry.

As of June 30, 2012, we, through wholly-owned subsidiaries, owned 100% of the interests in 143 hotels and a 95% interest in one hotel. Our 144 hotels are made up of 21,342 suites/rooms and are located in 20 states and the District of Columbia.

Our strategy is to invest primarily in premium-branded, focused-service and compact full-service hotels. Focused-service and compact full-service hotels typically generate most of their revenue from room rentals, have limited food and beverage outlets and meeting space and require fewer employees than traditional full-service hotels. We believe premium-branded, focused-service hotels have the potential to generate attractive returns relative to other types of hotels due to their ability to achieve revenue per available room levels at or close to those achieved by traditional full-service hotels while achieving higher profit margins due to their more efficient operating model and less volatile cash flows. We also may invest in compact full-service hotels, which have operating characteristics that resemble those of focused-service hotels. International lodging brands that are consistent with our premium-branded investment strategy include, among others, Courtyard by MarriottTM, Residence Inn by MarriottTM, Hilton Garden InnTM, Homewood Suites by HiltonTM, Hyatt PlaceTM and Embassy SuitesTM.

We intend to elect to be taxed as a REIT, for U.S. federal income tax purposes, commencing with the portion of our taxable year ended December 31, 2011, when we file our federal income tax return for that taxable period. Substantially all of our assets are held by, and all of our operations are conducted through, our operating partnership. We are the sole general partner of our operating partnership. As of June 30, 2012, we owned, through a combination of direct and indirect interests, 99.2% of the OP units in our operating partnership.

Our principal executive offices are located at 3 Bethesda Metro Center, Suite 1000, Bethesda, Maryland 20814. Our telephone number is (301) 280-7777. Our website is located at www.rljlodgingtrust.com. The information found on or accessible through our website is not incorporated into, and does not form a part of, this prospectus or any applicable prospectus supplement. We have included our website address as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS

Investing in our common shares involves a high degree of risk. You should carefully consider the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our Quarterly Reports for the quarterly periods ended March 31, 2012 and June 30, 2012, together with all the other information contained or incorporated by reference into this prospectus, including the discussion of material federal income tax considerations applicable to us and holders of our common shares incorporated by reference from our Form 8-K dated August 22, 2012,  and the risks we have highlighted in other sections of this prospectus, before making an investment decision to purchase our common shares. The occurrence of any of the events described could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our shareholders, which could cause you to lose all or a significant part of your investment in our common shares. Some statements in this prospectus constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the selling shareholders from time to time pursuant to this prospectus. The proceeds from the offering are solely for the account of the selling shareholders. We have agreed, however, to pay certain expenses relating to the registration of the common shares under applicable securities laws.

DESCRIPTION OF COMMON SHARES

The following summary of our common shares and certain provisions of Maryland law and our declaration of trust and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our declaration of trust and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where To Find More Information and Incorporation by Reference.”

General

Our declaration of trust provides that we may issue up to 450,000,000 common shares, par value $0.01 per share. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase or decrease the aggregate number of authorized common shares or the number of shares of any class or series without shareholder approval. As of August 17, 2012, 106,608,336 common shares were issued and outstanding.

Maryland law provides, and our declaration of trust provides, that none of our shareholders is personally liable for any of our obligations solely as a result of that shareholder’s status as a shareholder.

Voting Rights of Common Shares

Subject to the provisions of our declaration of trust regarding the restrictions on transfer and ownership of shares of beneficial interest and except as may otherwise be specified in the terms of any class or series of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares will possess the exclusive voting power. There is no cumulative voting in the election of trustees.

Under the Maryland statute governing real estate investment trusts formed under the laws of that state, or the Maryland REIT law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with another entity unless declared advisable by a majority of its board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the real estate investment trust’s declaration of trust. Our declaration of trust provides that these actions (other than certain amendments to the provisions of the declaration of trust related to the removal of trustees, the restrictions on ownership and transfer of shares and the termination of our existence) may be taken if declared advisable by a majority of our board of trustees and approved by the vote of shareholders holding a majority of the votes entitled to be cast on the matter.

Dividends, Distributions, Liquidation and Other Rights

Subject to the preferential rights of any other class or series of shares and to the provisions of our declaration of trust regarding the restrictions on transfer and ownership of shares, holders of our common shares are entitled to receive dividends on such common shares if, as and when authorized by the board of trustees, and declared by us out of assets legally available therefor. Such holders also are entitled to share ratably in the assets of our company legally available for distribution to shareholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all debts and other liabilities of our company and any shares with preferential rights related thereto.

Holders of common shares have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of our company and have no appraisal rights. Subject to the provisions of our declaration of trust regarding the restrictions on transfer and ownership of shares, common shares will have equal dividend, liquidation and other rights.

Power to Reclassify Our Unissued Common Shares or Preferred Shares

Our declaration of trust authorizes our board of trustees to classify and reclassify any unissued common shares or preferred shares into other classes or series of shares and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Power to Increase or Decrease Authorized Common Shares and Issue Additional Common and Preferred Shares

We believe that the power of our board of trustees to amend our declaration of trust to increase or decrease the number of authorized shares, to issue additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to cause to issue such classified or reclassified shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series will be available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Restrictions on Ownership and Transfer

 With certain exceptions, our declaration of trust generally prohibits any person or entity (other than a person or entity who has been granted an exception) from directly or indirectly, beneficially or constructively, owning more than 9.8% of the aggregate of our outstanding common shares, by value or by number of shares, whichever is more restrictive. However, our declaration of trust permits (but does not require) exceptions to be made for shareholders provided that our board of trustees determines that such exceptions will not jeopardize our qualification as a REIT. For more information regarding these ownership restrictions and certain other restrictions intended to protect our qualification as a REIT, see “Restrictions on Ownership and Transfer.”

Stock Exchange Listing

Our common shares are listed on the NYSE under the symbol “RLJ.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Wells Fargo Shareowners Services, a division of Wells Fargo Bank N.A.

Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws

Our Board of Trustees

Our declaration of trust and bylaws provide that the number of trustees of our company may be established by our board of trustees, but may not be fewer than two nor more than 15. Our declaration of trust and bylaws provide that any vacancy, including a vacancy created by an increase in the number of trustees, may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any individual elected to fill such vacancy will serve for the remainder of the full term and until a successor is duly elected and qualifies.

Pursuant to our bylaws, each of our trustees will be elected by our shareholders to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies under Maryland law.

Holders of our common shares will have no right to cumulative voting in the election of trustees. Trustees will be elected by a plurality of the votes cast.

Our bylaws provide that at least a majority of our trustees must be “independent,” with independence being defined in the manner established by our board of trustees and in a manner consistent with listing standards established by the NYSE.

Removal of Trustees

 Our declaration of trust provides that, subject to the rights of holders of one or more classes or series of preferred shares to elect or remove one or more trustees, a trustee may be removed only for cause (as defined in our declaration of trust) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees and that our board of trustees has the exclusive power to fill vacant trusteeships, even if the remaining trustees do not constitute a quorum. These provisions may preclude shareholders from removing incumbent trustees and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under provisions of the MGCL that apply to Maryland real estate investment trusts, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and any interested shareholder, or an affiliate of such an interested shareholder, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Maryland law defines an interested shareholder as:

•                  any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the trust’s outstanding voting shares; or

•                  an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding voting shares of the trust.

A person is not an interested shareholder under the statute if the board of trustees approves in advance the transaction by which the person otherwise would have become an interested shareholder. In approving a transaction, however, the board of trustees may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by the board of trustees.

After the five-year prohibition, unless, among other conditions, the trust’s common shareholders receive a minimum price (as described under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares, any business combination between the trust and an interested shareholder generally must be recommended by the board of trustees and approved by the affirmative vote of at least:

•                  80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

•                  two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a trust’s board of trustees prior to the time that the interested shareholder becomes an interested shareholder. Our board of trustees, pursuant to the statute, has determined to opt out of the business combination provisions of the MGCL and, consequently, the five-year prohibition and, accordingly, the supermajority vote requirements will not apply to business combinations between us and an interested shareholder, unless our board in the future alters or repeals this resolution. As a result, any person who later becomes an interested shareholder may be able to enter into business combinations with our company without compliance by us with the supermajority vote requirements and the other provisions of the statute.

We cannot assure you that our board of trustees will not determine to become subject to such business combination provisions in the future. However, an alteration or repeal of the resolution of our board of trustees will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

Control Share Acquisitions

Maryland law provides that “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of shareholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares in a Maryland real estate investment trust in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (1) a person who makes or proposes to make a control share acquisition; (2) an officer of the trust; or (3) an employee of the trust who is also a trustee of the trust. “Control shares” are voting shares that, if aggregated with all other such shares previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power:

•                  one-tenth or more but less than one-third;

•                  one-third or more but less than a majority; or

•                  a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, we may present the question at any shareholders meeting.

 If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by Maryland law, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights, unless appraisal rights are eliminated under the declaration of trust. Our declaration of trust eliminates all appraisal rights of shareholders. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or (2) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our common shares. There is no assurance, however, that our board of trustees will not amend or eliminate such provision at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of the following five provisions:

•                  a classified board;

•                  a two-thirds shareholder vote requirement for removing a trustee;

•                  a requirement that the number of trustees be fixed only by vote of the trustees;

•                  a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

•                  a requirement that requires the request of the holders of at least a majority of all votes entitled to be cast to call a special meeting of shareholders.

Our declaration of trust provides that, at such time as we become eligible to make a Subtitle 8 election, we elect to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of trustees. Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we also (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any trustee from our board, which removal will be allowed only for cause, (2) vest in our board the exclusive power to fix the number of trusteeships, subject to limitations set forth in our declaration of trust and bylaws, and fill vacancies and (3) require, unless called by the Executive Chairman of our board of trustees, the President or Chief Executive Officer or our board of trustees, the written request of shareholders entitled to cast a majority of all votes entitled to be cast at such meeting to call a special meeting. We have not elected to create a classified board. In the future, our board of trustees may elect, without shareholder approval, to create a classified board or adopt one or more of the other provisions of Subtitle 8.

Amendment of Our Declaration of Trust and Bylaws and Approval of Extraordinary Transactions

Under the Maryland REIT law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with another entity unless declared advisable by a majority of the board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter, is set forth in the real estate investment trust’s declaration of trust. Our declaration of trust provides that such actions (other than certain amendments to the provisions of our declaration of trust related to the removal of trustees, the restrictions on ownership and transfer of our shares and termination of the trust) may be taken if declared advisable by a majority of our board of trustees and approved by the vote of shareholders holding a majority of the votes entitled to be cast on the matter.

Our board of trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Meetings of Shareholders

Under our bylaws, annual meetings of shareholders will be held each year at a date and time as determined by our board of trustees. Special meetings of shareholders may be called only by a majority of the trustees then in office, by the executive chairman of our board of trustees, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the shareholders shall be called by our secretary upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Maryland law and our bylaws provide that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each shareholder entitled to vote on the matter.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by shareholders at the annual meeting may be made only:

•                  pursuant to our notice of the meeting;

•                  by or at the direction of our board of trustees; or

•                  by a shareholder who was a shareholder of record both at the time of giving of the notice of the meeting and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting of shareholders. Nominations of persons for election to our board of trustees may be made only:

•                  pursuant to our notice of the meeting;

•                  by or at the direction of our board of trustees; or

•                  provided that our board of trustees has determined that trustees shall be elected at such meeting, by a shareholder who is a shareholder of record both at the time of giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our bylaws.

The purpose of requiring shareholders to give advance notice of nominations and other proposals is to afford our board of trustees the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of trustees, to inform shareholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our shareholder meetings. Although our bylaws do not give our board of trustees the power to disapprove timely shareholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of trustees or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees to our board of trustees or to approve its own proposal.

Anti-takeover Effect of Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws

The provisions of our declaration of trust on removal of trustees and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for holders of our common shares or otherwise be in the best interests of our shareholders. Likewise, if our board of trustees were to opt into the business combination provisions of the MGCL or certain of the provisions of Subtitle 8 of Title 3 of the MGCL, or if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Trustees’ and Officers’ Liability

The Maryland REIT law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The Maryland REIT law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of a Maryland corporation. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•                  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•                  the director or officer actually received an improper personal benefit in money, property or services; or

•                  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•                  a written affirmation by such director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•                  a written undertaking by such director or officer or on such director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

Our declaration of trust and bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•                  any present or former trustee or officer (including any individual who, at our request, serves or has served as a director, trustee, officer, partner, member, employee or agent of another real estate investment trust, corporation, partnership, company, joint venture, trust, employee benefit plan or any other enterprise) against any claim or liability to which he or she may become subject by reason of service in such capacity; and

•                  any present or former trustee or officer who has been successful in the defense of a proceeding to which he or she was made a party by reason of service in such capacity.

Our declaration of trust and bylaws also permit us, with the approval of our board of trustees, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

In addition, upon completion of our initial public offering, we entered into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

 Insofar as the foregoing provisions permit indemnification of trustees, officers or persons controlling us for liability arising under the Securities Act of 1933, as amended, or the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without approval of our shareholders, if we determine that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

In order to qualify as a REIT under the Internal Revenue Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, no more than 50% of the value of our outstanding shares (after taking into account options to acquire common shares) may be owned, directly, indirectly, or through attribution, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Because our board of trustees believes that it is essential for us to qualify as a REIT, our declaration of trust, subject to certain exceptions, contains restrictions on the number of our shares of beneficial interest that a person may own.

In order to assist us in complying with the limitations on the concentration of ownership of our shares imposed by the Internal Revenue Code, our declaration of trust generally prohibits any person or entity (other than a person or entity who has been granted an exception) from directly or indirectly, beneficially or constructively, owning more than 9.8% of the aggregate of our outstanding common shares, by value or by number of shares, whichever is more restrictive, or 9.8% of the aggregate of the outstanding preferred shares of any class or series, by value or by number of shares, whichever is more restrictive. However, our declaration of trust permits (but does not require) exceptions to be made for shareholders provided that our board of trustees determines that such exceptions will not jeopardize our qualification as a REIT.

Our declaration of trust will also prohibit any person from (1) beneficially or constructively owning our shares of beneficial interest that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code, (2) transferring our shares if such transfer would result in us being beneficially owned by fewer than 100 persons (determined without regard to any rules of attribution), (3) beneficially or constructively owning our shares that would result in our owning (directly or constructively) 10% or more of the ownership interest in a tenant of our real property if income derived from such tenant for our taxable year would result in more than a de minimis amount of non-qualifying income for purposes of the REIT tests that, taking into account any other non-qualifying gross income of ours, would cause us to fail to satisfy an applicable REIT gross income requirement, and (4) beneficially or constructively owning our shares that would cause us otherwise to fail to qualify as a REIT, including, but not limited to, as a result of any “eligible independent contractor” (as defined in Section 856(d)(9)(A) of the Internal Revenue Code) that operates a “qualified lodging facility” (as defined in Section 856(d)(9)(D)(i) of the Internal Revenue Code) on behalf of a TRS failing to qualify as such. Any person who acquires or attempts or intends to acquire beneficial ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfers on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interest to attempt to qualify, or to qualify, or to continue to qualify, as a REIT. In addition, our board of trustees may determine that compliance with the foregoing restrictions is no longer required for our qualification as a REIT.

Our board of trustees, in its sole discretion, may waive the 9.8% ownership limit for common shares or preferred shares for a shareholder that is not an individual if such shareholder provides information and makes representations to the board that are satisfactory to the board, in its reasonable discretion, to establish that such person’s ownership in excess of the 9.8% limit for common or preferred shares would not jeopardize our qualification as a REIT. As a condition of granting the waiver, our board of trustees, in its sole discretion, may require a ruling from the IRS or an opinion of counsel in either case in form and substance satisfactory to our board of trustees in order to determine or ensure our qualification as a REIT.

In addition, our board of trustees from time to time may increase the share ownership limits. However, the share ownership limits may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding.

If any transfer of our shares of beneficial interest occurs which, if effective, would result in any person beneficially or constructively owning shares in excess, or in violation, of the above transfer or ownership limitations, known as a prohibited owner, then that number of shares, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically transferred to a charitable trust for the exclusive benefit of a charitable beneficiary, and the prohibited owner will not acquire any rights in such shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer. If the transfer to the charitable trust would not be effective for any reason to prevent the violation of the above transfer or ownership limitations, then the transfer of that number of shares that otherwise would cause any person to violate the above limitations will be void. Shares held in the charitable trust will continue to constitute issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any shares held in the charitable trust, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to the shares held in the charitable trust. The trustee of the charitable trust will be designated by us and must be unaffiliated with us or any prohibited owner and will have all voting rights and rights to dividends or other distributions with respect to shares held in the charitable trust, and these rights will be exercised for the exclusive benefit of the trust’s charitable beneficiary. Any dividend or other distribution paid before our discovery that shares have been transferred to the trustee will be paid by the recipient of such dividend or distribution to the trustee upon demand, and any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution so paid to the trustee will be held in trust for the trust’s charitable beneficiary. Subject to Maryland law, effective as of the date that such shares have been transferred to the charitable trust, the trustee, in its sole discretion, will have the authority to:

•                  rescind as void any vote cast by a prohibited owner prior to our discovery that such shares have been transferred to the charitable trust; and

•                  recast such vote in accordance with the desires of the trustee acting for the benefit of the trust’s charitable beneficiary.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote.

 Within 20 days of receiving notice from us that shares have been transferred to the charitable trust, and unless we buy the shares first as described below, the trustee will sell the shares held in the charitable trust to a person, designated by the trustee, whose ownership of the shares will not violate the share ownership limits in our declaration of trust. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary. The prohibited owner will receive the lesser of:

•                  the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (for example, in the case of a gift or devise), the market price of the shares on the day of the event causing the shares to be held in the charitable trust; and

•                  the price per share received by the trustee from the sale or other disposition of the shares held in the charitable trust (less any commission and other expenses of a sale).

The trustee may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited owner will be paid immediately to the charitable beneficiary. If, before our discovery that our shares have been transferred to the charitable trust, such shares are sold by a prohibited owner, then:

•                  such shares will be deemed to have been sold on behalf of the charitable trust; and

•                  to the extent that the prohibited owner received an amount for such shares that exceeds the amount that the prohibited owner was entitled to receive as described above, the excess must be paid to the trustee upon demand.

In addition, shares held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

•                  the price per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a gift or devise, the market price at the time of the gift or devise); and

•                  the market price on the date we, or our designee, accepts such offer.

 We may reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We will have the right to accept the offer until the trustee has sold the shares held in the charitable trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee will be paid to the charitable beneficiary.

All certificates representing our shares will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) in value of the outstanding shares will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of shares that the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each shareholder shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These share ownership limitations could delay, deter or prevent a transaction or a change in control that might involve a premium price for holders of our common shares or might otherwise be in the best interest of our shareholders.

SELLING SHAREHOLDERS

The common shares being registered for resale under this prospectus (i) were acquired by the selling shareholders set forth in the table below in May 2011 in connection with our formation transactions, or (ii) may be acquired upon redemption of OP units, which were issued in May 2011 in connection with our formation transactions.  As the general partner of the operating partnership, we have the sole discretion to elect whether to redeem OP units for cash or our common shares.  If we elect to issue common shares in redemption of OP units, we intend to issue the common shares in a private placement in reliance on an exemption from registration pursuant to Section 4(2) of the Securities Act.

Each of the selling shareholders may from time to time offer and sell pursuant to this prospectus the common shares set forth opposite his or her name in the table below. The table below sets forth the names of the selling shareholders and the following information as of August 17, 2012:

•            the number of common shares beneficially owned by the selling shareholders;

•            the maximum number of shares that may be offered for sale by the selling shareholders under this prospectus;

•            the number of shares beneficially owned by the selling shareholders; and

•            the percentage of our outstanding common shares beneficially owned by the selling shareholders.

Because the selling shareholders may offer all, some or none of the common shares pursuant to this prospectus, and because there currently are no agreements, arrangements or understandings with respect to the sale of any of these shares, no definitive estimate can be given as to the amount of common shares that will be held by the selling shareholders after completion of this offer. The following table has been prepared assuming that (1) all OP units are tendered for redemption by the holders and that we issue common shares in redemption of such OP units and (2) the selling shareholders sell all of our common shares beneficially owned by them (including any common shares issued in redemption of OP units held by them) that have been registered by us and do not acquire any additional common shares during the offering. We cannot advise you as to whether the selling shareholders will in fact sell any or all of their common shares.  Likewise, we cannot predict whether or when any holders of OP units will elect to redeem their OP units or whether we will elect to satisfy any redemption of OP units with cash or our common shares. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common shares in transactions exempt from the registration requirements of the Securities Act after the date for which the information set forth in the table below is provided.

The selling shareholders listed in the table below may have sold or transferred, in transactions pursuant to this prospectus or exempt from the registration requirements of the Securities Act, some or all of their shares since the date as of which the information is presented in the table below. Information concerning the selling shareholders may change from time to time, and any changed information will be set forth in prospectus supplements or post-effective amendments, as may be appropriate.

Name of Selling Shareholder	Common Shares Beneficially Owned Prior to the Offering	Common Shares Offered Hereby		Common Shares Beneficially Owned After Completion of the Offering	Percentage of Outstanding Common Shares Beneficially Owned After Completion of the Offering(1)
Robert L. Johnson	1,625,911	1,462,272	(2)	163,639	*
Thomas J. Baltimore, Jr.	1,256,864	778,360	(3)	478,504	*
Ross H. Bierkan	501,752	360,712	(4)	141,040	*
Leslie D. Hale	230,283	118,645	(5)	111,638	*
Sheila Johnson	1,462,273	335,250	(6)	1,127,023	*

 * Less than 1%.

(1)          Based on 106,608,336 common shares and 894,000 OP units outstanding as of August 17, 2012.

(2)          Includes 335,250 common shares that may be issued upon redemption of OP units and 1,127,022 common shares received by Mr. Johnson in connection with the Company’s formation transactions in May 2011. Mr. Johnson has served as our Executive Chairman since our initial public offering in May 2011.

(3)          Includes 156,450 common shares that may be issued upon redemption of OP units and 621,910 common shares received by Mr. Baltimore in connection with the Company’s formation transactions in May 2011.  Mr. Baltimore has served as our President and Chief Executive Officer and as a member of our board of trustees since our initial public offering in May 2011.

(4)          Includes 67,050 common shares that may be issued upon redemption of OP units and 293,662 common shares received by Mr. Bierkan in connection with the Company’s formation transactions in May 2011. Mr. Bierkan has served as our Chief Investment Officer and Executive Vice President since our initial public offering in May 2011.

(5)          Includes 118,645 common shares received by Ms. Hale in connection with the Company’s formation transactions in May 2011.  Ms. Hale has served as our Chief Financial Officer, Treasurer and Senior Vice President since our initial public offering in May 2011.

(6)          Includes 335,250 common shares that may be issued upon redemption of OP units received by Ms. Johnson in connection with the Company’s formation transactions in May 2011. Ms. Johnson is not an officer or a trustee of the Company.

PLAN OF DISTRIBUTION

We are registering the common shares covered by this prospectus to permit the selling shareholders to conduct public secondary trades of these securities from time to time after the date of this prospectus. We have been advised by the selling shareholders that the selling shareholders or pledgees, donees or transferees of, or other successors in interest to, the selling shareholders may sell all or a portion of the common shares beneficially owned by them and offered hereby from time to time either directly, or through underwriters, broker-dealers or agents, who may act solely as agents or who may acquire the common shares as principals or as both, and who may receive compensation in the form of discounts, commissions or concessions from the selling shareholders or from the purchasers of our common shares for whom they may act as agent (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

We will not receive any of the proceeds from the sale of our common shares by the selling shareholders pursuant to this prospectus. We will bear the fees and expenses incurred in connection with our obligation to register the common shares. However, the selling shareholders will pay all underwriting discounts, commissions and agent’s commissions, if any.

Determination of Offering Price by Selling Shareholders

The selling shareholders may offer their common shares pursuant to this prospectus from time to time at fixed prices, which may be changed, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. The prices will be determined by the market, by the selling shareholders or by agreement between the selling shareholders and underwriters or dealers.

 The public price at which our common shares trade in the future might be below the prevailing market price at the time the registration statement of which this prospectus is a part is declared effective. In determining the prices at which the selling shareholders may offer their common shares from time to time pursuant to this prospectus, we expect selling shareholders to consider a number of factors in addition to prevailing market conditions, including:

•                  the information set forth in this prospectus and otherwise available to selling shareholders;

•                  the history of and prospects for our industry;

•                  an assessment of our management;

•                  our present operations;

•                  the trend of our revenues and earnings;

•                  our earnings prospects;

•                  the price of similar securities of generally comparable companies; and

•                  other factors deemed relevant.

Methods of Distribution

The sales described in the preceding paragraphs may be effected in transactions:

•                  on any national securities exchange or quotation service on which our common shares are listed or quoted at the time of sale;

•                  in the over-the-counter market;

•                  in transactions (which may include underwritten transactions) otherwise than on such exchanges or services or in the over-the-counter market;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  through the writing of options whether the options are listed on an option exchange or otherwise;

•                  through the settlement of short sales (except that no selling shareholder may satisfy its obligations in connection with short sales or hedging transactions entered into before the effective date of the registration statement of which this prospectus is a part by delivering securities registered under this registration statement); or

•                  a combination of any such methods or any other method permitted by applicable law.

In connection with sales of our common shares, selling shareholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of our common shares in the course of hedging their positions. The selling shareholders may also sell our common shares short and deliver our common shares to close out short positions, or loan or pledge our common shares to broker-dealers that in turn may sell the common shares.

The selling shareholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of our common shares which may be resold thereafter pursuant to this prospectus if our common shares are delivered by the selling shareholders. However, if the common shares are to be delivered by the selling shareholders’ successors in interest, we must file a prospectus supplement or an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling shareholders to include the successors in interest as selling shareholders under this prospectus.

Selling shareholders might not sell any, or all, of our common shares offered by them pursuant to this prospectus. In addition, we cannot assure you that a selling shareholder will not transfer our common shares by other means not described in this prospectus.

To the extent required, upon being notified by a selling shareholder that any arrangement has been entered into with any agent, underwriter or broker-dealer for the sale of our common shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase of any agent, underwriter or broker-dealer(s), the name(s) of the selling shareholder(s) and of the participating agent, underwriter or broker-dealer(s), specific common shares to be sold, the respective purchase prices and public offering prices, any applicable commissions or discounts, and other facts material to the transaction will be set forth in a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate.

The selling shareholders or their successors in interest may from time to time pledge or grant a security interest in some or all of the common shares, and, if the selling shareholders default in the performance of their secured obligation, the pledgees or secured parties may offer and sell such pledged common shares from time to time under this prospectus; however, in the event of a pledge or the default on the performance of a secured obligation by the selling shareholders, in order for the common shares to be sold under this registration statement, unless permitted by law, we must file an amendment to this registration statement under applicable provisions of the Securities Act amending the list of selling shareholders to include the pledgee, transferee, secured party or other successors in interest as selling shareholders under this prospectus.

In addition, any securities registered and offered pursuant to this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

In order to comply with the securities laws of some states, our common shares may be sold in such states only through registered or licensed brokers or dealers.

The selling shareholders and any other person participating in such distribution will be subject to the applicable provisions of the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any common shares by the selling shareholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our common shares to engage in market-making activities with respect to the particular shares being distributed. All of the above may affect the marketability of our common shares and the ability of any person or entity to engage in market-making activities with respect to our common shares.

Underwriting Discounts and Commissions, Indemnification and Expenses

Brokers, dealers, underwriters or agents participating in the distribution of our common shares pursuant to this prospectus as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders and/or purchasers of our common shares for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

The selling shareholders and any brokers, dealers, agents or underwriters that participate with the selling shareholders in the distribution of our common shares pursuant to this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of our common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling shareholders may be deemed to be underwriting commissions. Neither we nor any selling shareholder can presently estimate the amount of such compensation. If a selling shareholder is deemed to be an underwriter, the selling shareholder may be subject to certain statutory liabilities including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling shareholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Selling shareholders who are registered broker-dealers or affiliates of registered-broker dealers may be deemed underwriters under the Securities Act.

Pursuant to a registration rights agreement between us and the selling shareholders, we have agreed to indemnify each selling shareholder, each person, if any, who controls a selling shareholder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and the partners, members, officers, directors, employees or representatives of any of the foregoing, against specified liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify us and each of our trustees and officers, and each person, if any, who controls us within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against specified liabilities arising under the Securities Act.

We have agreed, among other things, to bear all expenses, other than brokerage and sales commissions, fees and disbursements of the selling shareholders’ counsel, accountants and other advisors, and any transfer taxes, in connection with the registration and sale of our common shares pursuant to this prospectus.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus and certain federal income tax matters have been passed upon for us by Hogan Lovells US LLP.

EXPERTS

The financial statements of our predecessors incorporated in this Prospectus by reference to the Annual Report on Form 10-K of RLJ Lodging Trust for the year ended December 31, 2011 and the audited statement of assets acquired and liabilities assumed and statements of revenues and direct operating expenses of Courtyard New York Manhattan/Upper East Side included in RLJ Lodging Trust’s Current Report on Form 8-K/A filed August 9, 2012 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated balance sheet and related statements of operations, changes in members’ equity and cash flows of APF Emeryville, LLC and Subsidiaries as of and for the year ended December 31, 2011 included in RLJ Lodging Trust’s Current Report on Form 8-K/A filed August 6, 2012 have been so incorporated in reliance on the reports of Cornerstone Accounting Group LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our reference to the SEC’s website is intended to be an inactive textual reference only.

This prospectus does not contain all of the information included in the registration statement. If a reference is made in this prospectus or any accompanying prospectus supplement to any of our contracts or other documents, the reference may not be complete and you should refer to the exhibits that are a part of or incorporated by reference in the registration statement for a copy of the contract or document.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is deemed to be part of this prospectus. Later information filed with the SEC will update and supersede this information.

This prospectus incorporates by reference the documents listed below, all of which have been previously filed with the SEC:

•                  our Annual Report on Form 10-K for the year ended December 31, 2011;

•                  our Quarterly Report on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

•                  our Definitive Proxy Statement filed with the SEC on March 30, 2012;

•                  our Current Reports on Form 8-K filed with the SEC on May 10, 2012 (as amended by our Form 8-K/A filed with the SEC on August 2, 2012), May 17, 2012, June 5, 2012 (as amended by our Form 8-K/A filed with the SEC on August 9, 2012), June 15, 2012 (as amended by our Form 8-K/A filed with the SEC on August 6, 2012), and August 22, 2012; and

•                  the description of our common shares included in our Registration Statement on Form 8-A (SEC File No. 001-35169) filed with the SEC on May 9, 2011 under Section 12(b) of the Exchange Act and including any additional amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act, as amended, of 1934 from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

You may request a copy of these filings, at no cost, by contacting Anita Cooke Wells, Vice President, Administration and Corporate Secretary, 3 Bethesda Metro Center, Suite 1000, Maryland 20814, by telephone at 301-280-7777, by e-mail at awells@rljlodgingtrust.com, or by visiting our website, www.rljlodgingtrust.com. The information contained on our website is not part of this prospectus. Our reference to our website is intended to be an inactive textual reference only.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered.

SEC Registration Fee	$6,218
Accountant’s Fees and Expenses	10,000
Legal Fees and Expenses	50,000
Printing Expenses	10,000
Miscellaneous	23,782

TOTAL	$100,000

ITEM 15. INDEMNIFICATION OF TRUSTEES AND OFFICERS.

The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established in a judgment or other final adjudication to be material to the cause of action. Our declaration of trust contains a provision that limits the liability of our trustees and officers to the maximum extent permitted by Maryland law.

The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (the “MGCL”) for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or on behalf of the corporation or if the director or officer otherwise was adjudged to be liable to the corporation, nor may a director be indemnified in circumstances in which the director is found liable for an improper personal benefit. In accordance with the MGCL and our bylaws, our bylaws require us, as a condition to advancement of expenses, to obtain (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

Our declaration of trust provides that we (a) shall indemnify, to the maximum extent permitted by Maryland law in effect from time to time, any individual who is a present or former trustee, and (b) may indemnify, to the maximum extent permitted by Maryland law in effect from time to time, any individual who is a present or former officer or any individual who, at our request, serves or has served as an, officer, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former officer, partner, employee or agent of our company. We have the power, with the approval of our board of trustees, to provide such indemnification and advancement of expenses to a person who served a predecessor of our company in any of the capacities described in (a) or (b) above and to any employee or agent of our company or a predecessor of our company. Maryland law requires us to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

In addition, we have entered into indemnification agreements with each of our directors and executive officers to provide for indemnification to the maximum extent permitted by Maryland law.

ITEM 16. EXHIBITS.

The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated by reference.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                 To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                              To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b)  that is part of this registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)                                  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)                              Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)                                Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)                                  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on August 23, 2012

RLJ LODGING TRUST

By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	*	Executive Chairman and Trustee	August 23, 2012
Robert L. Johnson

	/s/ Thomas J. Baltimore, Jr.	President, Chief Executive Officer and Trustee	August 23, 2012
	Thomas J. Baltimore, Jr.	(principal executive officer)

	/s/ Leslie D. Hale	Chief Financial Officer (principal financial and accounting officer)	August 23, 2012
Leslie D. Hale

	*	Trustee	August 23, 2012
Evan Bayh

	*	Trustee	August 23, 2012
Nathaniel A. Davis

	*	Trustee	August 23, 2012
Robert M. La Forgia

	*	Trustee	August 23, 2012
Glenda G. McNeal

	*	Trustee	August 23, 2012
Joseph Ryan

*By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
Attorney-in-Fact

EXHIBIT INDEX

2.1(1)	Merger Agreement, dated as of February 1, 2011, by and among RLJ Lodging Fund II, L.P., RLJ Lodging Fund II (PF #1), L.P., RLJ Lodging Trust and RLJ Capital Partners II, LLC
2.2(1)	Merger Agreement, dated as of February 1, 2011, by and among RLJ Real Estate Fund III, L.P., RLJ Real Estate Fund III (PF #1), L.P., RLJ Lodging Trust and RLJ Capital Partners III, LLC
2.3(1)	Contribution Agreement, dated as of February 1, 2011, by and between RLJ Lodging Trust and RLJ Development, LLC
2.4(2)	First Amendment to Contribution Agreement, dated as of April 25, 2011, by and between RLJ Lodging Trust and RLJ Development, LLC
3.1(3)	Articles of Amendment and Restatement of Declaration of Trust of RLJ Lodging Trust
3.2(3)	Amended and Restated Bylaws of RLJ Lodging Trust
4.1(2)	Form of Specimen Common Share Certificate
4.2(4)	Registration Rights Agreement, dated May 16, 2011, by and among RLJ Lodging Trust and the persons listed on Schedule I thereto
4.3(4)	Registration Rights Agreement, dated May 16, 2011, by and among RLJ Lodging Trust and the persons listed on Schedule I thereto
5.1	Opinion of Hogan Lovells US LLP regarding the validity of the securities being registered
8.1	Opinion of Hogan Lovells US LLP regarding tax matters
10.3(4)	Amended and Restated Agreement of Limited Partnership, dated May 13, 2011
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Cornerstone Accounting Group LLP
23.3	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
23.4	Consent of Hogan Lovells US LLP (included in Exhibit 8.1)
24.1	Power of Attorney of Evan Bayh
24.2	Power of Attorney of Nathaniel A. Davis
24.3	Power of Attorney of Robert M. La Forgia
24.4	Power of Attorney of Glenda G. McNeal
24.5	Power of Attorney of Joseph Ryan
24.6	Power of Attorney of Robert L. Johnson

(1)                                  Previously filed with Registration Statement on Form S-11/A filed by the Registrant with the Securities and Exchange Commission on March 15, 2011.

(2)                                  Previously filed with Registration Statement on Form S-11/A filed by the Registrant with the Securities and Exchange Commission on April 29, 2011.

(3)                                  Previously filed with Registration Statement on Form S-11/A filed by the Registrant with the Securities and Exchange Commission on May 5, 2011.

(4)                                  Previously filed with the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 19, 2011.